UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2012

CHOICE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-54299	27-2416885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Witzel Avenue Oshkosh, Wisconsin	54904
(Address of principal executive offices)	(Zip code)

                    (920) 230-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed on July 13, 2012, on July 9, 2012, Debra K. Fernau’s service as Vice President and Chief Operations Officer of Choice Bancorp, Inc. (the “Company”) terminated.  On July 27, 2012, the Company entered into a Severance Agreement and Release with Ms. Fernau whereby the Company agreed to pay Ms. Fernau a lump sum amount of seventy-five percent (75%) of her base salary, as well as seventy-five percent (75%) of Ms. Fernau’s health insurance premium through December 2012, or until Ms. Fernau becomes eligible for other comparable insurance, if earlier.  The Company further agreed to waive the non-competition provision set forth in Ms. Fernau’s employment agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 9, 2012

CHOICE BANCORP, INC.

By:  /s/ John F. Glynn

John F. Glynn

Senior Vice President and Chief Financial
Officer

3